EXHIBIT 12

                            GENERAL ELECTRIC COMPANY
                       RATIO OF EARNINGS TO FIXED CHARGES

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(Dollars in millions)                                          Nine months ended
                                                              September 30, 1998
                                                              ------------------
GE EXCEPT GECS
Earnings<F1>                                                       $ 8,770
Less:    Equity in undistributed earnings of General Electric
         Capital Services, Inc.<F2>                                 (1,584)
Plus:    Interest and other financial
         charges included in expense                                   610
         One-third of rental expense <F3>                              134
                                                                   -------
Adjusted "earnings"                                                $ 7,930
                                                                   =======


Fixed Charges:
         Interest and other financial charges                      $   610
         Interest capitalized                                           27
         One-third of rental expense<F3>                               134
                                                                   -------
Total fixed charges                                                $   771
                                                                   =======
Ratio of earnings to fixed charges                                   10.29
                                                                   =======
GENERAL ELECTRIC COMPANY AND CONSOLIDATED AFFILIATES
Earnings<F1>                                                       $10,033
Plus:    Interest and other financial charges
         included in expense                                         7,012
         One-third of rental expense  <F3>                             343
                                                                   -------
Adjusted "earnings"                                                $17,388
                                                                   =======
Fixed Charges:
         Interest and other financial charges                      $ 7,012
         Interest capitalized                                           92
         One-third of rental expense <F3>                              343
                                                                   -------
Total fixed charges                                                $ 7,447
                                                                   =======
Ratio of earnings to fixed charges                                    2.33
                                                                   =======

<F1> Earnings before income taxes and minority interest.
<F2> Earnings after income taxes, net of dividends.
<F3> Considered to be representative of interest factor in rental expense.

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